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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 17, 2005

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor
New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 17, 2005, at a regularly scheduled meeting, the Board of Directors of MarketAxess Holdings Inc. (the “Company”) elected David G. Gomach to serve on the Company’s Board of Directors, effective immediately. Mr. Gomach was also appointed as a member of the Audit Committee of the Company’s Board of Directors.

     There are no arrangements or understandings between Mr. Gomach and any other persons pursuant to which Mr. Gomach was selected as a director of the Company. There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Gomach had, or will have, a direct or indirect material interest.

     On March 3, 2005 the Company issued a press release announcing Mr. Gomach’s appointment, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01       Financial Statements and Exhibits

           (c)         Exhibits:

99.1	Press Release entitled “David Gomach, Former CFO of Chicago Mercantile Exchange, Joins MarketAxess Board of Directors” issued by MarketAxess Holdings Inc. on March 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: March 3, 2005	By:	/s/ Richard M. McVey

Name: Richard M. McVey Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “David Gomach, Former CFO of Chicago Mercantile Exchange, Joins MarketAxess Board of Directors” issued by MarketAxess Holdings Inc. on March 3, 2005.

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